UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
__________________________________________

Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934

March 30, 2012
Date of Report (Date of earliest event reported)

    FOREST LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-5438 (Commission File Number)	11-1798614 (IRS Employer Identification No.)

909 Third Avenue New York, New York (Address of principal executive offices)		10022-4731 (Zip Code)

(212) 421-7850
(Registrant's telephone number, including area code)

                                                None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

A. Entry Into Sale and Transfer Agreement

On April 2, 2012, Forest Laboratories, Inc. (the “Company”) announced that Forest Laboratories Holdings Limited (“FLHL”), a wholly owned subsidiary of the Company, and Janssen Pharmaceutica NV (“Janssen”) entered into a Sale and Transfer Agreement dated March 30, 2012 (the “Sale and Transfer Agreement”), pursuant to which FLHL acquired all of Janssen’s U.S. patents and other U.S. and Canadian intellectual property covering nebivolol (Bystolic®).  On March 30, 2012, FLHL, Janssen and Mylan Inc. (“Mylan”) also entered into a termination agreement pursuant to which, among other things, FLHL’s obligation to make future royalty payments to Janssen on its sales of nebivolol pursuant to a sublicense under a License Agreement between Janssen and Mylan dated as of February 21, 2001 were eliminated as of the closing of the Sale and Transfer Agreement.

Under the terms of the Sale and Transfer Agreement, FLHL made a one-time cash payment of $357 million to Janssen, and Janssen assigned to FLHL its and its affiliates’ U.S. patents and U.S. and Canadian know-how covering nebivolol, including the nebivolol composition of matter patent in the U.S., and granted FLHL and its affiliates a worldwide license to manufacture the finished product for purposes of commercialization in the U.S. and Canada.  In connection with the Sale and Transfer Agreement, Janssen also agreed to continue to supply Forest Laboratories Ireland Ltd., a wholly owned subsidiary of the Company (“FLIL”), with the active pharmaceutical ingredient for Bystolic®, for which FLIL will pay a customary manufacturing fee.  FLHL will amortize the one-time cash payment over the remaining patent life of nebivolol. In addition, upon the closing of the Sale and Transfer Agreement, certain rights to commercialize Bystolic® and Savella® in Canada previously granted by Forest to Janssen and its affiliate terminated.

The description of the Sale and Transfer Agreement does not purport to be complete and is qualified in its entirety by reference to the Sale and Transfer Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended March 31, 2012 and is hereby incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the Sale and Transfer Agreement, on March 30, 2012, FLHL, Janssen and Mylan entered into a termination agreement pursuant to which, among other things, FLHL and Mylan terminated the Nebivolol Development and Commercialization Agreement (the “Sublicense”) effective as of the closing of the Sale and Transfer Agreement.  Under the Sublicense, in exchange for certain upfront, milestone and royalty payments, FLHL was granted an exclusive license in the U.S. and Canada to the intellectual property that FLHL is acquiring in connection with the Sale and Transfer Agreement. Neither FLHL nor the Company incurred any material termination penalties in connection with the termination of the Sublicense.

On April 2, 2012, the Company issued a press release announcing the closing of the acquisition under the Sale and Transfer Agreement on March 30, 2012 and the termination of the Bystolic® and Savella® Canadian sublicenses. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(a) Not Applicable.
(b) Not Applicable.
(c) Not Applicable.
(d) Exhibits:

The following exhibits are furnished herewith:

Exhibit No.	Exhibit Description
99.1	Press release of Forest Laboratories, Inc. dated April 2, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 4, 2012

Forest Laboratories, Inc.
(Registrant)

/s/ Francis I. Perier, Jr.
Francis I. Perier, Jr.
Executive Vice President - Finance and Administration and
Chief Financial Officer